          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            APPLIED MATERIALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         Donald A. Slichter, Secretary
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statements)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4)  Proposed maximum aggregate value of transaction:

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     Set forth the amount on which the filing fee is calculated and state how it was determined:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

--------------------------------------------------------------------------------
APPLIED MATERIALS

James C. Morgan
CHAIRMAN

CHIEF EXECUTIVE OFFICER
February   , 1998

Dear Applied Materials Stockholder:

We cordially invite you to attend Applied Materials' 1998 Annual Meeting of Stockholders which will be held at the Omni Austin Hotel at Southpark, 4140 Governor's Row, Austin, Texas on Tuesday, March 17, 1998 at 3:00 p.m. At the meeting, the stockholders will elect nine directors and vote on proposals to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized to be issued from 500,000,000 to 1,100,000,000, and to approve an increase of 18,000,000 in the number of shares authorized for issuance under the 1995 Equity Incentive Plan (the "1995 Plan").

The need for amending the Certificate of Incorporation has arisen because the 100% stock dividend distributed in October depleted the pool of authorized but unissued shares of Common Stock by approximately 183,467,000 shares. As of January 23, 1998, approximately 366,266,000 shares are outstanding, and approximately 53,404,000 shares are reserved for issuance under the Company's various employee benefit plans. Under the current authorization of 500,000,000 shares, only about 80,330,000 authorized shares are available to the Company for such potentially important purposes as additional stock dividends (if any), public offerings (if any), acquisitions (if any) or other corporate purposes. If the proposed amendment is approved, the resulting number of authorized, unissued and unreserved shares would, for example, permit the Board of Directors to declare an additional 100% stock dividend without another amendment to the Certificate of Incorporation. Although no such action is currently being contemplated, the Board of Directors believes such flexibility to be in the best interest of the Company and its stockholders.

Stock option grants, which are made under the 1995 Plan, constitute an important incentive for key technical and managerial employees of the Company. Option grants are a significant part of the Company's ability to attract, retain and motivate people whose skills and performance are critical to the Company's success. The 22% growth in the Company's employee population from the end of fiscal 1996 to the end of fiscal 1997, combined with the extension of stock option grants to a broader employee base, require the utilization of an ever increasing number of shares. It is the Company's current practice to grant options at not less than the fair market value of the underlying shares on the date of grant and for a term not longer than 7 years. No restricted stock has been or is expected to be issued under the 1995 Plan.

I urge you to review the proxy materials carefully, to vote FOR the director nominees, to vote FOR the proposal to authorize additional shares under the Company's Certificate of Incorporation, and to vote FOR the proposal to authorize additional shares for the 1995 Plan.

Sincerely,

LOGO

James C. Morgan

3050 Bowers Avenue                      Mailing Address:
Santa Clara, California 95054           Applied Materials, Inc.
Phone: (408) 727-5555                   P.O. Box 58039
FAX: (408) 496-6421                     Santa Clara, California 95052
Telex: 34-6332

                                                                            LOGO

                            APPLIED MATERIALS, INC.
                               3050 BOWERS AVENUE
                         SANTA CLARA, CALIFORNIA 95054

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TUESDAY, MARCH 17, 1998
                                  AT 3:00 P.M.

To the Stockholders:

     The Annual Meeting of Stockholders of Applied Materials, Inc. will be held in the Omni Austin Hotel at Southpark, 4140 Governor's Row, Austin, Texas on Tuesday, March 17, 1998 at 3:00 p.m. for the following reasons:

     1. To elect nine directors to serve for a one-year term and until their successors have been elected and qualified.

     2. To approve an amendment of the 1995 Equity Incentive Plan to increase the number of shares issuable thereunder by 18,000,000 shares.

     3. To approve an amendment of the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder to 1,100,000,000.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on Friday, January 23, 1998 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Donald A. Slichter
                                          Secretary

Santa Clara, California
February XX, 1998

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                            APPLIED MATERIALS, INC.
                               3050 BOWERS AVENUE
                         SANTA CLARA, CALIFORNIA 95054

                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Applied Materials, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at 3:00 p.m. on March 17, 1998, and at any adjournment or postponement thereof (the "Annual Meeting" or "Meeting"), for the reasons set forth in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on January 23, 1998 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding approximately 366,266,000 shares of Common Stock. Holders of Common Stock are entitled to one vote for each share held. All references to number of shares, number of options and exercise prices of options made herein, unless otherwise indicated in the text, give effect to a two-for-one stock split in the form of a 100% stock dividend, effective October 13, 1997.

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the nine directors proposed by the Board unless the authority to vote for the election of directors (or for any one or more nominees) is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of the amendment of the 1995 Equity Incentive Plan (the "1995 Plan") and the amendment of the Company's Certificate of Incorporation. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy or by attendance at the Meeting and voting in person. Votes will be tabulated by the inspector of elections of the Meeting and results will be announced by the inspector of elections at the conclusion of the Meeting.

     A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) a plurality vote of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the election of directors, (ii) the affirmative vote of the majority of the shares present, in person or by proxy, at the Meeting and entitled to vote is required for the approval of the amendment of the 1995 Plan, and (iii) the affirmative vote of a majority of shares outstanding is required for the approval of the amendment of the Company's Certificate of Incorporation. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against a matter presented at the Meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Accordingly, a broker non-vote will have no effect with respect to items 1 and 2 of this Proxy Statement, but will have the same effect as a vote against item 3 which requires the approval of a majority of the outstanding shares.

     The expense of soliciting proxies will be paid by the Company. Following the original mailing of the proxies and soliciting materials, employees of the Company may solicit proxies by mail, telephone, facsimile transmission and personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company's Common Stock and to request authority for the exercise of proxies; in such cases, the Company will reimburse such holders for their reasonable expenses. Proxies will also be solicited on behalf of the Company by the firm of Skinner & Co., whose fee ($5,000) and expenses (estimated to be $6,000) will be borne by the Company.

     This Proxy Statement was first mailed to stockholders on or about February XX, 1998.

                        ITEM 1 -- ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting of Stockholders, a Board of nine directors will be elected, each to hold office until a successor is elected and qualified, or until the death, resignation or removal of the director. Shares represented by the accompanying proxy will be voted for the election of the nine nominees (recommended by the Board of Directors) who are named in the following table, unless the proxy is marked in such a manner as to withhold authority so to vote. All of the nominees were elected directors by a vote of the stockholders at the last Annual Meeting of Stockholders which was held on March 19, 1997 (the "1997 Annual Meeting"), except for Deborah A. Coleman, who was appointed a director at the organizational meeting of the Board that followed the 1997 Annual Meeting to fill the vacancy created by the retirement of Mr. George B. Farnsworth. The Company has no reason to believe that the nominees for election will not be available to serve their prescribed terms. However, if any nominee for any reason is unable to serve or will not serve, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine.

     The following table sets forth certain information concerning the nominees which is based on data furnished by them.

                                                                                         DIRECTOR
      NAME OF NOMINEE        AGE                   PRINCIPAL OCCUPATION                   SINCE
---------------------------  ---   ----------------------------------------------------  --------
James C. Morgan............  59    Chairman of the Board and Chief Executive Officer of    1977
                                   the Company
Dan Maydan.................  62    President of the Company and Chairman of Applied        1992
                                   Komatsu Technology, Inc.
Michael H. Armacost*.......  60    President of The Brookings Institution                  1993
Deborah A. Coleman*........  45    Chairman and Chief Executive Officer of Merix           1997
                                   Corporation
Herbert M. Dwight, Jr.**...  67    Chairman and Chief Executive Officer of Optical         1981
                                   Coating Laboratory, Inc.
Philip V. Gerdine*.........  58    Executive Director (Overseas Acquisitions) of           1976
                                   Siemens AG
Tsuyoshi Kawanishi*........  68    Senior Adviser to Toshiba Corporation                   1994
Paul R. Low**..............  64    Chief Executive Officer of P.R.L. Associates            1992
Alfred J. Stein**..........  65    Chairman and Chief Executive Officer of VLSI            1981
                                   Technology, Inc.

---------------

 * Member of Audit Committee

** Member of Stock Option and Compensation Committee

     There is no family relationship between any of the foregoing nominees or between any of such nominees and any of the Company's executive officers. The Company's executive officers serve at the discretion of the Board of Directors.

     James C. Morgan has been Chairman of the Board of the Company since 1987 and Chief Executive Officer of the Company since February 1977. Mr. Morgan was elected a director of Cisco Systems, Inc. in January 1998.

     Dan Maydan has been President of the Company since December 1993 and a Chairman of Applied Komatsu Technology, Inc. (formerly Applied Display Technology, Inc.) since December 1991. From 1990 to December 1993, he was Executive Vice President of the Company. Dr. Maydan is a director of Electronics for Imaging, Inc.

     Michael H. Armacost has been President of The Brookings Institution, a nonpartisan public policy research organization, since October 1995. From September 1993 through September 1995, he was a Distinguished Senior Fellow and Visiting Professor at the Asia/Pacific Research Center, Stanford University.

From 1989 to 1993, he was the U.S. Ambassador to Japan. Mr. Armacost is a director of TRW, Inc., AFLAC Incorporated and Cargill, Incorporated.

     Deborah A. Coleman has been Chairman and Chief Executive Officer of Merix Corporation, a manufacturer of interconnect solutions for use in electronic equipment, since April 1994. From November 1992 through March 1994, she was the Vice President of Materials Operations at Tektronix, Inc. Ms. Coleman is a director of Synopsys, Inc.

     Herbert M. Dwight, Jr. has been Chairman and Chief Executive Officer of Optical Coating Laboratory, Inc., a manufacturer of optical thin films and components, since August 1991. Mr. Dwight is a director of Applied Magnetics Corporation and Optical Coating Laboratory, Inc.

     Philip V. Gerdine has been Executive Director (Overseas Acquisitions) of Siemens AG, Munich, Germany, a manufacturer of electrical and electronic products, since October 1990.

     Tsuyoshi Kawanishi has been Senior Adviser to Toshiba Corporation, a manufacturer of electrical and electronic products, since June 1994, and Chairman of the Management Board of the Institute of Microelectronics since June 1996. From June 1990 to June 1994, he was Senior Executive Vice President and a member of the Board of Directors of Toshiba Corporation. Mr. Kawanishi is a director of Chartered Semiconductor Manufacturing Ltd. and Asyst Technologies, Inc.

     Paul R. Low has been Chief Executive Officer of P.R.L. Associates, a consulting firm, since July 1992. From July 1990 to July 1992, Dr. Low was a Vice President and General Manager of Technical Products of International Business Machines Corporation. Dr. Low is a director of Network Computing Devices, Inc., Number Nine Visual Technology Corporation, Solectron Corporation, Veeco Instruments Inc., VLSI Technology, Inc., Integrated Packaging Assembly Corporation and Xionics Document Technologies, Inc.

     Alfred J. Stein has been Chairman and Chief Executive Officer of VLSI Technology, Inc., a manufacturer of semiconductor devices, since March 1982. Mr. Stein is a director of Tandy Corporation.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met six times during fiscal 1997. Standing committees of the Board include an Audit Committee, which met three times during such fiscal year, and a Stock Option and Compensation Committee, which met six times during such fiscal year. There is no nominating committee. Potential nominees are interviewed by outside directors, who submit their recommendations to the Board.

     The Audit Committee is comprised of Messrs. Gerdine (Chairman), Armacost and Kawanishi, and Ms. Coleman, who has served as a member of the Audit Committee from the date of her appointment as a member of the Board. Messrs. Low and Stein are alternate members. Mr. Farnsworth served as an alternate member of the Audit Committee until his retirement as a director after the conclusion of the 1997 Annual Meeting. All members and alternate members are non-employee directors. Pursuant to the Audit Committee Charter, the Committee addresses on a regular basis matters which include, among other things, (1) making recommendations to the Board of Directors regarding engagement of independent auditors, (2) reviewing with Company financial management the plans for, and results of, the independent audit engagement, (3) reviewing the adequacy of the Company's system of internal accounting controls, (4) monitoring the Company's internal audit program to assure that areas of potential risk are adequately covered, and (5) reviewing legal and regulatory matters that may have a material effect on the Company's financial statements.

     The Stock Option and Compensation Committee is comprised of Messrs. Dwight (Chairman), Low and Stein. Mr. Farnsworth served as a member until his retirement as a director following the 1997 Annual Meeting. Alternate members include Mr. Armacost and Ms. Coleman, who has served as an alternate member from the date of her appointment as a member of the Board. All members and alternate members are non-employee directors. The Committee's primary functions are to determine remuneration policies applicable to the Company's executive officers and to determine the bases of the compensation of the Chief Executive Officer, including the factors and criteria on which such compensation is to be based. The Committee also administers the Company's 1995 Equity Incentive Plan (the "1995 Plan") and Senior Executive Bonus Plan.

     No incumbent director during fiscal 1997 attended fewer than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which the individual has been a director) and (2) the total number of meetings held by all committees of the Board on which the director served (during the periods that the director served), with the exception of Mr. Stein who attended fifty percent (50%) of the aggregate of such meetings.

COMPENSATION OF DIRECTORS

     Directors who are officers of the Company do not receive any additional compensation for their services as a director. During fiscal 1997, regular fees for directors who were not officers of the Company were a quarterly retainer of $3,000, a fee of $2,000 for each Board meeting attended and a fee of $500 for each committee meeting attended if the committee met on a day other than the day the Board met. Mr. Kawanishi received an additional $1,200 for each Board meeting. Directors are reimbursed for out-of-pocket costs incurred in connection with attending meetings, and directors who are not residents of California are reimbursed for the costs of preparing California tax returns. Mr. Kawanishi is also reimbursed for the costs of preparing a U.S. federal tax return. In August 1996, the Board voted to accept a 10% reduction in fees in support of the Company's cost-reduction programs during the industry downturn. The reduction in fees remained in effect through the March 19, 1997 Board meeting, after which, the directors' regular fees were reinstated. At the December 10, 1997 meeting of the Stock Option and Compensation Committee, the Committee approved an increase from $3,000 to $3,750 in the quarterly retainer paid to Directors who are not officers of the Company, beginning in the second quarter of fiscal 1998.

     Directors who are not officers of the Company participate in one compensation plan, the 1995 Plan, which was approved by the Company's stockholders at the 1995 Annual Meeting of Stockholders. Under the 1995 Plan, options to purchase 20,000 shares of the Company's Common Stock are automatically granted to each non-employee director on the date such director is for the first time elected or appointed to the Board of Directors. Thereafter, each such director is automatically granted options to purchase 6,000 shares on the last business day of each fiscal year, provided that such automatic option grants are made only if the director was on the Board of Directors for the entire fiscal year then ending (including the last business day of the fiscal year) and was not an employee of the Company or any affiliate for any part of the fiscal year then ending. The exercise price for all non-employee director options granted under the 1995 Plan is 100% of the fair market value of the shares on the grant date and all such options become exercisable over a four-year period, assuming continued service on the Board of Directors. The options expire no later than five years after the date of grant (up to six years in the event of the director's death).

                                   MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains certain information regarding beneficial ownership of the Company's Common Stock as of November 1, 1997 by (i) each of the Company's current directors, (ii) the Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the five officers shall be referred to as the "Named Executive Officers"), and (iii) all directors and executive officers as a group. No person is known by the Company to own 5% or more of the Company's Common Stock.

                                                                      SHARES BENEFICIALLY
                                                                             OWNED
                                                                   -------------------------
               DIRECTORS AND NAMED EXECUTIVE OFFICERS              NUMBER(1)         PERCENT
    -------------------------------------------------------------  ---------         -------
    NON-EMPLOYEE DIRECTORS:
    Michael H. Armacost..........................................     79,000(2)        *
    Deborah A. Coleman...........................................          0           *
    Herbert M. Dwight, Jr........................................    250,984(3)        *
    Philip V. Gerdine............................................    100,600(4)        *
    Tsuyoshi Kawanishi...........................................     45,000(5)        *
    Paul R. Low..................................................     51,000(6)        *
    Alfred J. Stein..............................................     57,000(7)        *
    NAMED EXECUTIVE OFFICERS:
    James C. Morgan..............................................  1,512,967(8)        *
    Dan Maydan...................................................    660,527           *
    Sasson Somekh................................................    912,040(9)        *
    Gerald F. Taylor.............................................    108,885(10)       *
    David N.K. Wang..............................................    699,837(11)       *
    ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
      (12 PERSONS)...............................................  4,477,840(12)      1.22%

---------------

  *  Less than 1%

 (1) Represents shares held directly and with sole voting and investment power or with voting and investment power shared with a spouse.

 (2) Includes options to purchase 70,600 shares of Common Stock exercisable by Mr. Armacost within 60 days of November 1, 1997.

 (3) Includes options to purchase 51,000 shares of Common Stock exercisable by Mr. Dwight within 60 days of November 1, 1997.

 (4) Includes options to purchase 51,000 shares of Common Stock exercisable by Dr. Gerdine within 60 days of November 1, 1997.

 (5) Includes options to purchase 45,000 shares of Common Stock exercisable by Mr. Kawanishi within 60 days of November 1, 1997.

 (6) Includes options to purchase 51,000 shares of Common Stock exercisable by Dr. Low within 60 days of November 1, 1997.

 (7) Includes options to purchase 21,000 shares of Common Stock exercisable by Mr. Stein within 60 days of November 1, 1997.

 (8) Includes options to purchase 288,000 shares of Common Stock exercisable by Mr. Morgan within 60 days of November 1, 1997.

 (9) Includes options to purchase 224,000 shares of Common Stock exercisable by Dr. Somekh within 60 days of November 1, 1997.

(10) Includes shares held in trust to which Mr. Taylor has sole or shared voting or investment power.

(11) Includes options to purchase 426,300 shares of Common Stock exercisable by Dr. Wang within 60 days of November 1, 1997.

(12) Includes options to purchase 1,227,900 shares of Common Stock exercisable by directors and executive officers within 60 days of November 1, 1997.

EXECUTIVE COMPENSATION

     The following table contains information concerning compensation paid to the Named Executive Officers for services rendered to the Company and its subsidiaries in all capacities during the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                           ---------------------------------
                                               ANNUAL COMPENSATION
                                          ------------------------------           AWARDS
                                                                 OTHER     -----------------------   PAYOUTS
                                                                 ANNUAL    RESTRICTED   SECURITIES   -------         ALL
                                                                COMPEN-      STOCK      UNDERLYING    LTIP          OTHER
           NAME AND              FISCAL   SALARY      BONUS      SATION      AWARDS      OPTIONS     PAYOUTS   COMPENSATION(1)
      PRINCIPAL POSITION          YEAR      ($)        ($)        ($)         ($)          (#)         ($)           ($)
-------------------------------  ------   -------   ---------   --------   ----------   ----------   -------   ---------------
James C. Morgan................  1997     671,539     602,640       0           0         160,000       0            6,750
  Chairman of the Board and      1996     645,136     919,215       0           0         140,000       0            6,750
  Chief Executive Officer        1995     546,033   1,141,793       0           0         288,000       0           11,637
Dan Maydan.....................  1997     508,094     460,350       0           0         140,000       0            6,750
  President of the Company       1996     476,586     683,144       0           0         110,000       0            4,457
  and Chairman of Applied        1995     377,308     788,955       0           0         200,000       0           12,084
  Komatsu Technology, Inc.
Sasson Somekh..................  1997     348,077     318,060       0           0          80,000       0            3,742
  Senior Vice President          1996     322,596     459,608       0           0          70,000       0            3,562
                                 1995     272,308     464,063       0           0         112,000       0            4,009
Gerald F. Taylor(2)............  1997     348,636     318,060       0           0          80,000       0            6,750
  Senior Vice President and      1996     322,981     459,608       0           0          70,000       0            6,750
  Chief Financial Officer        1995     293,463     398,250       0           0         144,000       0           10,436
David N.K. Wang................  1997     348,077     318,060       0           0          80,000       0            3,742
  Senior Vice President          1996     322,596     459,608       0           0          70,000       0            3,562
                                 1995     272,308     464,063       0           0         112,000       0            4,009

---------------

(1) Amounts consist of matching contributions made by the Company under the Employee Savings and Retirement Plan, a "401(k)" plan providing for broad-based employee participation.

(2) Mr. Taylor retired as Senior Vice President and Chief Financial Officer on January 13, 1998, and now serves as Senior Advisor to the Company.

     The following table contains information concerning the grant of stock options to the Named Executive Officers during fiscal 1997 under the Company's 1995 Equity Incentive Plan:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS(1)                                   VALUE
                          ------------------------------------------------------------      AT ASSUMED ANNUAL RATES
                           NUMBER OF       % OF TOTAL                                           OF STOCK PRICE
                          SECURITIES        OPTIONS                                              APPRECIATION
                          UNDERLYING       GRANTED TO                                           FOR OPTION TERM
                            OPTIONS       EMPLOYEES IN       EXERCISE       EXPIRATION     -------------------------
         NAME             GRANTED (#)     FISCAL YEAR      PRICE ($/SH)        DATE            5%            10%
-----------------------   -----------     ------------     ------------     ----------     ----------     ----------
James C. Morgan........     160,000           1.21%           17.3125        12/17/03      $1,127,668     $2,627,946
Dan Maydan.............     140,000           1.06%           17.3125        12/17/03         986,710      2,299,453
Sasson Somekh..........      80,000           0.60%           17.3125        12/17/03         563,834      1,313,973
Gerald F. Taylor.......      80,000           0.60%           17.3125        12/17/03         563,834      1,313,973
David N.K. Wang........      80,000           0.60%           17.3125        12/17/03         563,834      1,313,973

---------------

(1) The options in this table were granted in December 1996 and have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. For each grant, 100% of the options become exercisable on April 15, 2000, assuming continued employment with the Company.

     The Company has not granted stock appreciation rights.

     The following table contains information concerning (i) the exercise of options by the Named Executive Officers during fiscal 1997 and (ii) unexercised options held by the Named Executive Officers as of the end of fiscal 1997:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                               VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED            IN-THE-MONEY OPTIONS
                            SHARES                            OPTIONS AT FY-END (#)               AT FY-END ($)
                           ACQUIRED           VALUE        ----------------------------    ----------------------------
        NAME            ON EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------   ---------------    ------------    -----------    -------------    -----------    -------------
James C. Morgan......       288,000         11,376,000       288,000         588,000         7,024,522      11,176,231
Dan Maydan...........       400,000         12,025,000             0         450,000                 0       8,410,815
Sasson Somekh........       160,000          3,902,496       224,000         262,000         5,463,517       4,859,613
Gerald F. Taylor.....       496,000         17,853,245             0         294,000                 0       5,588,116
David N.K. Wang......       160,000          4,880,506       426,300         262,000        11,830,693       4,859,613

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, this Report shall not be incorporated by reference into any such filings.

     Compensation Philosophy. The Stock Option and Compensation Committee (the "Committee") has two principal objectives in determining executive compensation policies: (1) to attract, reward and retain key executive talent, and (2) to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing stockholder value. In furtherance of these objectives, the Committee has adopted the following overriding policies:

     - The Company will compensate competitively with the practices of other leading companies in related fields;

     - Performance at the corporate, business unit and individual executive officer level will determine a significant portion of compensation;

     - The attainment of realizable but challenging objectives will determine performance-based compensation; and

     - The Company will encourage executive officers to hold substantial, long-term equity stakes in the Company so that the interests of executive officers will coincide with the interests of stockholders -- accordingly, stock or stock options will constitute a significant portion of compensation.

The Committee's specific executive compensation policies discussed below are designed to achieve the Committee's objectives through the implementation of the foregoing policies. In the following discussion, terms such as "generally," "typically" or "approximately" indicate that, while the Committee's analysis is based primarily on quantitative factors, in years with unusually strong or weak financial results, the Committee complements its quantitative analysis with a subjective analysis which takes into account efforts expended and non-quantifiable results achieved by the executive. The Committee's compensation decisions in fiscal 1997 reflected the fact that the Company achieved strong results in all geographic markets and across all product lines.

     Elements of Executive Compensation. The elements of the Company's compensation of executive officers are: (1) annual cash compensation in the form of base salary and incentive bonuses, (2) long-term incentive compensation in the form of stock options granted under the Company's 1995 Equity Incentive Plan and (3) other compensation and employee benefits generally available to all employees of the Company, such as health insurance and employer matching contributions under the Company's Employee Savings and Retirement Plan, a "401(k)" plan.

     Total Annual Compensation. Each executive officer's target total annual compensation (i.e. salary plus bonus) is determined after a review of independent survey data regarding similarly situated executives at a group of approximately 20 companies. To construct the survey group, the Company chose companies which are in the electronics industry and either (1) have revenues comparable to the Company's revenues or (2) compete with the Company for executive talent irrespective of revenue. Companies are included in the latter group if their executives have skills and expertise similar to the skills and expertise the Company requires of its executives. The survey group is not identical to the group of companies which comprise the Hambrecht & Quist Semiconductors Index used in the Performance Graph, because it was constructed using criteria different from the criteria used by Hambrecht & Quist. For each executive officer, the Company seeks to establish a total target annual compensation level that is at or close to the median of compensation paid to similarly situated executives at the companies surveyed. This policy serves the Company's objectives of attracting, rewarding and retaining key executive talent.

     Bonuses. The Committee's process for determining annual bonuses is designed to motivate the Company's executive officers to perform to the best of their abilities and to enhance stockholder value through the achievement of corporate objectives. Consequently, the target bonus for an executive is related to his or her potential impact on corporate operating and financial results, while the percentage of the target bonus received is determined with reference to performance-related parameters.

     The percentages of total target annual compensation allocated to salary and to bonus differ depending on whether the officer is a business unit executive or a staff executive. Given that business unit executives have more control over the performance of their business unit than staff executives have over the multiple business units they support, the target annual compensation of business unit executives has a higher bonus component than the target compensation of staff executives. Generally, target bonuses for business unit executives are on the order of 60-75% of annual salary, while target bonuses for staff executives are on the order of 45-65% of annual salary.

     The percentage of target bonus that a business unit executive (other than Mr. Morgan and Dr. Maydan) receives depends on performance in three categories: profitability, market share growth and customer satisfaction. The weighting of the three categories differs among business units depending on the maturity of the unit. Within each category are several parameters which are weighted roughly equally. For example, if there are three parameters in the customer satisfaction category, the weightings within such category might be 30%, 30%, and 40%.

     The parameters for each of the Company's product business groups and geographical regions consist of 3-5 business unit financial metrics (measurement standards) and 3-5 business unit operational metrics specific to each business unit and region based on model performance. The financial metrics for the corporate functions are an average of the attainment of all of the business units' financial results. Financial metrics for the business units and regions include performance factors such as controllable profit attainment, gross margin attainment, or other similar financial or asset management measures; and operational metrics for all groups (including the corporate functions) include market share growth, quality measures, and customer satisfaction metrics. Individual awards are based on attainment of 3-5 specific individual management-by-objectives ("MBO") goals as well as the business unit's attainment of certain performance factors. These MBOs prescribe targeted achievement relating to the executive's and his or her unit's attainment of the Company's business objectives. Typically, the financial metrics and operational metrics are of roughly equal weight. Within the MBO parameter, the specific goals may be given different weights depending upon the individual. Examples of typical MBO goals include controlling spending to budget, implementation of quality improvement programs or business process controls, development and implementation of key strategic initiatives, development of employees and internal customer satisfaction.

     The percentage of target bonus that a staff executive receives is a function of both corporate earnings per share performance and the performance of the individual and his or her business unit measured against 3-5 specific MBO goals. These MBOs prescribe targeted achievements relating to the executive's and his or her unit's support of the Company's business units. Typically, the earnings per share parameter and the MBO parameter are of roughly equal weight. Within the MBO parameter, the specific goals are given different weights depending upon the individual. Examples of typical MBO goals might include controlling spending to budget, implementation of quality improvement processes, development of employees, return on invested corporate funds and internal customer satisfaction.

     For business unit and staff executive officers, the actual targets for all parameters are set from year to year at levels that take into account general business conditions and Company strategies for the year. For fiscal 1997, the Committee approved (1) the philosophy behind the determination of the performance targets for the executive officers, other than Mr. Morgan and Dr. Maydan and (2) the specific performance targets for Mr. Morgan and Dr. Maydan (as described in the following paragraph). At the end of the fiscal year, the Committee determined, after discussions with Company management, whether each executive officer met, exceeded or fell below these targets.

     Bonuses paid to Mr. Morgan and Dr. Maydan for fiscal 1997 were determined pursuant to the Company's Senior Executive Bonus Plan (the "Bonus Plan"). Bonuses under the Bonus Plan are paid only for the achievement of performance goals that have been set in advance by the Committee. Under the Bonus Plan, the performance goals applicable to an eligible executive for any fiscal year require a targeted level of achievement using one or more of the following measures: (1) annual revenue, (2) controllable profits, (3) customer satisfaction MBOs, (4) earnings per share, (5) individual MBOs, (6) net income,
(7) new orders, (8) pro forma net income, (9) asset management, and (10) return on sales. Each of these measures is defined in the Bonus Plan. For fiscal 1997, the performance goals applicable to Mr. Morgan and Dr. Maydan combined two equally weighted factors: annual revenue growth and return on sales (i.e. net profit as a percentage of sales).

     Stock Options. The Committee believes that the use of stock options as long-term incentives serves to motivate executive officers to maximize stockholder value and to remain in the Company's employ. The number of options granted to each executive is determined by the Committee, in its discretion. In making its determination, the Committee considers the executive's position at the Company, his or her individual performance, the number of options held by the executive (if any) and other factors, including an analysis of the estimated amount potentially realizable from the options. This analysis takes into account: (1) a target compensation amount equal to a specified percentage of salary earned in the year of grant, (2) an assumed rate of appreciation in the Company stock price, and (3) the number of options which, given the assumed appreciation rate, would enable the executive to receive (net of the exercise price) the target amount upon the exercise of the options on the first date that all the options are exercisable.

     Compensation of Chief Executive Officer. The Committee applies the foregoing principles and policies in determining the compensation of Mr. Morgan, the Company's Chief Executive Officer.

     During fiscal 1997, Mr. Morgan received a salary of $671,539. In addition, as described above, Mr. Morgan was eligible to receive a bonus under the Bonus Plan. The Committee believes that Mr. Morgan, as Chief Executive Officer, significantly and directly influences the Company's overall performance. Accordingly, the Committee set Mr. Morgan's fiscal 1997 target bonus at 75% of his annual salary. The actual bonus payable to Mr. Morgan was determined in accordance with a formula set by the Committee pursuant to which (1) the Company's fiscal 1997 revenue growth and return on sales are compared to preestablished performance goals based on such measures and (2) Mr. Morgan's actual bonus, relative to his target bonus, is increased or decreased according to the extent to which the Company exceeded or fell short of such performance goals. Actual performance for fiscal 1997 exceeded the performance goals. Accordingly, Mr. Morgan was paid a cash bonus of $602,640, which equaled approximately 90% of his fiscal 1997 salary.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The Company generally may deduct compensation paid to such an officer only if the compensation does not exceed $1 million during any fiscal year or is "performance-based" as defined in section 162(m). The Committee's current policy is to seek a tax deduction for all of the Company's executive compensation, to the extent consistent with the best interests of the Company. To this end, the Company adopted the 1995 Equity Incentive Plan and the Bonus Plan with the intent that compensation paid under those Plans could be "performance-based" and thus fully tax-deductible by the Company.

                                          Herbert M. Dwight, Jr.
                                          Paul R. Low
                                          Alfred J. Stein

COMPANY STOCK PERFORMANCE

     The following graph shows a five-year comparison of cumulative total return for the Company's stock, the Standard & Poor's 500 Composite Index and the Hambrecht & Quist Semiconductor Index, which is a published industry index. The Hambrecht & Quist Semiconductor Index contains 34 companies in the semiconductor and semiconductor equipment industries. Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, the graph shall not be incorporated by reference into any such filings.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              AMONG APPLIED MATERIALS, INC., THE HAMBRECHT & QUIST
                   SEMICONDUCTOR INDEX AND THE S&P 500 INDEX

        MEASUREMENT PERIOD               'APPLIED
      (FISCAL YEAR COVERED)          MATERIALS, INC.'    H&Q SEMICONDUCTOR        S&P 500
10/25/92                                   100                 100                 100
10/31/93                                   215                 177                 116
10/30/94                                   355                 225                 120
10/29/95                                   670                 389                 151
10/27/96                                   366                 321                 186
10/26/97                                   911                 508                 253

---------------

  * $100 Invested on 10/25/92 in Stock or Index -- Including Reinvestment of Dividends.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1997, non-employee directors Herbert M. Dwight, Jr., Paul R. Low and Alfred J. Stein served as members of the Stock Option and Compensation Committee. Mr. Farnsworth also served as a member until his retirement as a director following the 1997 Annual Meeting. None of the Stock Option and Compensation Committee members or Named Executive Officers have any relationships which must be disclosed under this caption.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of such forms that it received, or written representations from reporting persons that no Forms 5 were required for such persons, the Company believes that, during fiscal 1996 and 1997, all Section 16(a) filing requirements were satisfied on a timely basis with the exception of the following. Due to an administrative oversight by the Company, stock options that were automatically granted under the 1995 Plan to nonemployee directors were reported late. Specifically, Mr. George Farnsworth (now retired from the Board), Drs. Gerdine and Low, and Messrs. Armacost, Dwight, Kawanishi, and Stein each had one late report with respect to one option grant. Certain stock options granted under the 1995 Plan to Drs. Maydan, Somekh and Wang, and Messrs. Morgan, Taylor, and Michael K. O'Farrell, the Company's Vice President and Corporate Controller, were also inadvertently reported late due to a similar administrative oversight; accordingly, each such person had one late report with respect to one option grant. In addition, a sale of stock by Dr. Maydan was reported late and a stock option exercise and same-day sale of the acquired shares by Dr. Wang was reported late; accordingly, each such person had one late report with respect to his respective transaction(s).

     In no case did any of the transactions set forth in these late reports result in any short-swing profits (under Section 16(b) of the Exchange Act) for any of the foregoing persons. The Company has taken steps to minimize the likelihood of any such reporting oversights recurring.

LOANS TO MANAGEMENT

     Dan Maydan is a Chairman of Applied Komatsu Technology, Inc. ("AKT"), a joint venture corporation 50% owned by the Company and 50% owned by Komatsu Ltd., a Japanese corporation. Pursuant to the AKT Executive Incentive Stock Purchase Plan, in fiscal 1994 the Company loaned Dr. Maydan $185,500 to purchase shares of nonvoting convertible preferred stock of AKT. The terms of the loan call for interest at the rate of 7.16% to be paid on an annual basis, with a balloon principal payment to be paid January 31, 2004. Unpaid interest is added to the principal balance upon which interest is calculated. The loan is secured by the shares purchased. As of October 26, 1997, the outstanding principal amount of the loan was $235,208.80, which was the largest principal amount of such loan outstanding during fiscal 1997.

             ITEM 2 -- AMENDMENT OF THE 1995 EQUITY INCENTIVE PLAN

     The Stock Option and Compensation Committee (the "Committee") has approved an amendment of the 1995 Plan to increase the number of shares issuable thereunder by 18,000,000 shares. Adoption of the amendment is subject to the approval of a majority of the shares of the Company's Common Stock which are present in person or by proxy and entitled to vote at the Annual Meeting. The 1995 Plan was previously approved by stockholders at the 1995 Annual Meeting and was amended at the 1997 Annual Meeting.

GENERAL

     The 1995 Plan allows the granting of stock options, stock appreciation rights ("SARs"), restricted stock awards, performance unit awards, and performance share awards (collectively, "Awards") to eligible 1995 Plan participants. While the Company has no current intention to grant Awards other than stock options, the Board of Directors believes that the ability to utilize different types of equity compensation vehicles will give the Company the flexibility needed to adapt most effectively over time to changes in the labor market and in equity compensation practices.

     The total number of shares authorized to be issued pursuant to Awards granted under the 1995 Plan is 37,200,000. As of October 26, 1997, 34,056,540
shares are subject to options currently outstanding under the 1995 Plan, as well as two stock option plans that previously expired, and 12,445,010 shares remained available for any Awards to be granted in the future. If an Award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares generally will again be available for grants of Awards. The number of shares available for grant under the 1995 Plan, outstanding Awards, the formula for granting non-employee director options, and the numerical limits for individual grants will be adjusted as appropriate to reflect any stock splits, stock dividends, recapitalizations, reorganizations or other changes to the capital structure of the Company.

PURPOSE OF THE 1995 PLAN

     The 1995 Plan is intended to attract, motivate, and retain (1) employees of the Company and its affiliates, (2) consultants who provide significant services to the Company and its affiliates, and (3) directors of the Company who are employees of neither the Company nor any affiliate ("non-employee directors"). The 1995 Plan also is designed to encourage stock ownership by participants, thereby aligning their interests with those of the Company's stockholders.

ADMINISTRATION OF THE 1995 PLAN

     The 1995 Plan is administered by the Committee. The members of the Committee must qualify as "non-employee directors" under Rule 16b-3 under the Securities Exchange Act of 1934, and as "outside directors" under section 162(m) of the Internal Revenue Code (for purposes of qualifying amounts received under the 1995 Plan as "performance-based compensation" under section 162(m)).

     Subject to the terms of the 1995 Plan, the Committee has the sole discretion to determine the employees and consultants who shall be granted Awards, the size and types of such Awards, and the terms and conditions of such Awards. The Committee may delegate its authority to grant and administer awards to a separate committee appointed by the Committee, but only the Committee may make awards to participants who are executive officers of the Company.

     The non-employee director portion of the 1995 Plan will be administered by the Board of Directors (rather than by the Committee).

ELIGIBILITY TO RECEIVE AWARDS

     Employees and consultants of the Company and its affiliates (i.e. any corporation or other entity controlling, controlled by, or under common control with the Company) are eligible to be selected to receive one or more Awards. The actual number of employees and consultants who will receive Awards under the 1995 Plan cannot be determined because selection for participation in the 1995 Plan is in the discretion of the

Committee. The 1995 Plan also provides for the grant of stock options to the Company's non-employee directors. Such options will be granted pursuant to an automatic nondiscretionary formula.

OPTIONS

     The Committee may grant nonqualified stock options, incentive stock options (which are entitled to favorable tax treatment) ("ISOs"), or a combination thereof. The number of shares covered by each option will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted options for more than 350,000 shares.

     The exercise price of each option is set by the Committee but generally is not less than 100% of the fair market value of the Company's Common Stock on the date of grant. Thus, an option will have value only if the Company's Common Stock appreciates in value after the date of grant.

     The exercise price of an ISO must be at least 110% of the fair market value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. Also, the aggregate fair market value of the shares (determined on the grant date) covered by ISOs which first become exercisable by any participant during any calendar year may not exceed $100,000.

     The exercise price of each option must be paid in full at the time of exercise. The Committee also may permit payment of the exercise price through the tender of shares of the Company's Common Stock that are already owned by the participant, or by any other means which the Committee determines to be consistent with the 1995 Plan's purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise.

     Options become exercisable at the times and on the terms established by the Committee. Options expire at the times established by the Committee but generally not later than 10 years after the date of grant (13 years in the event of the optionee's death). The Committee's current practice is to grant options which expire no later than seven years after the date of grant.

NON-EMPLOYEE DIRECTOR OPTIONS

     Under the 1995 Plan, each new non-employee director automatically will receive an initial option for 20,000 shares on the date that he or she is first elected or appointed to the Board of Directors. Each such option will become exercisable as to 6,000 shares on the first anniversary of the grant date, as to an additional 5,500 shares on the second anniversary of the grant date, as to an additional 5,000 shares on the third anniversary of the grant date, and as to the remaining 3,500 shares on the fourth anniversary of the grant date. On the date the non-employee director terminates service on the Board, all unvested option shares are forfeited to the Company.

     Each non-employee director who has served as a non-employee director for the entire 1998 fiscal year or any later fiscal year, automatically will receive, as of the last business day of each such fiscal year, an option to purchase 6,000 shares. Each such option will become exercisable as to 1,500 shares on the first anniversary of the grant date, and as to an additional 1,500 shares on each succeeding anniversary until 100% of the shares subject to such option have become exercisable. On the date the non-employee director terminates service on the Board, all unvested option shares are forfeited to the Company.

     All options granted to non-employee directors generally will have a term of five years from the date of grant. If a director terminates service on the Board prior to an option's expiration date, the period of exercisability of the option will vary depending upon the reason for the termination. An option may be exercised for up to: (a) seven months following termination of service for any reason other than death, total disability or retirement, and (b) one year following termination due to retirement or total disability, but in both cases no later than the original expiration date. In the event of death, an option may be exercised for up to one year from the date of death, regardless of the original expiration date of the option.

STOCK APPRECIATION RIGHTS

     The Committee determines the terms and conditions of each SAR. SARs may be granted in conjunction with an option, or may be granted on an independent basis. The number of shares covered by each SAR will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted SARs for more than 350,000 shares. To date, no SARs have been granted under the 1995 Plan.

     Upon exercise of an SAR, the participant will receive payment from the Company in an amount determined by multiplying: (1) the difference between (a) the fair market value of a share of Company Common Stock on the date of exercise and (b) the exercise price, times (2) the number of shares with respect to which the SAR is exercised. The per share exercise price of an SAR cannot be less than 100% of fair market value on the date of grant. Thus, an SAR will have value only if the Company's Common Stock appreciates in value after the date of grant.

     SARs are exercisable at the times and on the terms established by the Committee. Proceeds from SAR exercises may be paid in cash or shares of the Company's Common Stock, as determined by the Committee. SARs expire at the times established by the Committee, but subject to the same maximum time limits as are applicable to employee options granted under the 1995 Plan.

RESTRICTED STOCK AWARDS

     Restricted stock awards are shares of the Company's Common Stock that vest in accordance with terms established by the Committee. However, in all cases, shares of restricted stock will not vest until at least three years after the date of grant unless the Company's stockholders approve an earlier vesting date or dates, or in the event of death, disability or retirement of the participant, or major capital change of the Company. The number of shares of restricted stock (if any) granted to a participant will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted more than 175,000 shares. To date, no shares of restricted stock have been granted.

     In determining the vesting schedule for each Award of restricted stock, the Committee may impose additional conditions to vesting as it determines to be appropriate. For example, the Committee may provide that restricted stock will vest only if one or more performance goals are satisfied. In order for the Award to qualify as "performance-based" compensation under section 162(m) of the Internal Revenue Code (see "Report of the Stock Option and Compensation Committee of the Board of Directors -- Tax Deductibility of Executive Compensation"), it must use one or more of the following measures in setting the performance goals: (1) annual revenue, (2) controllable profits, (3) customer satisfaction management by objectives, (4) earnings per share, (5) individual management by objectives, (6) net income, (7) new orders, (8) pro forma net income, (9) return on designated assets, and (10) return on sales. These performance measures are defined in the 1995 Plan and are the same measures that are used in setting performance goals under the Company's Senior Executive Bonus Plan. The Committee may apply the performance measures on a corporate or business unit basis, as deemed appropriate in light of the participant's specific responsibilities.

PERFORMANCE UNIT AWARDS AND PERFORMANCE SHARE AWARDS

     Performance unit awards and performance share awards are amounts credited to a bookkeeping account established for the participant. A performance unit has an initial value that is established by the Committee at the time of its grant. A performance share has an initial value equal to the fair market value of a share of the Company's Common Stock on the date of grant. The number of performance units/shares (if any) granted to a participant will be determined by the Committee, but during any fiscal year of the Company, no participant may be granted more than 175,000 performance shares or performance units having an initial value greater than $3 million. To date, no performance shares or performance units have been granted.

     Whether a performance unit/share actually will result in a payment to a participant will depend upon the extent to which performance goals established by the Committee are satisfied. The applicable performance goals will be determined by the Committee. In particular, the 1995 Plan permits the Committee to use the same performance goals as are discussed above with respect to restricted stock.

     After a performance unit/share award has vested (that is, after the applicable performance goal or goals have been achieved), the participant will be entitled to receive a payout of cash, Common Stock, or a combination thereof, as determined by the Committee. Unvested performance units/shares will be forfeited upon the earlier of the recipient's termination of employment or the date set forth in the Award agreement.

OPTIONS TO BE GRANTED TO CERTAIN INDIVIDUALS AND GROUPS

     As described above, the Committee has discretion to determine the number of Awards (if any) to be granted to any individual under the 1995 Plan. Accordingly, the actual number of Awards that any individual may receive in the future is not determinable. To date, only options have been granted under the 1995 Plan. The following table sets forth (a) the aggregate number of shares of the Company's Common Stock subject to options granted under the 1995 Plan during fiscal 1997, and (b) the average per share exercise price of such options.

                                                                     NUMBER OF      AVERAGE PER SHARE
                   NAME OF INDIVIDUAL OR GROUP                    OPTIONS GRANTED   EXERCISE PRICE(1)
----------------------------------------------------------------- ---------------   ------------------
James C. Morgan, Chairman of the Board and Chief Executive
  Officer........................................................       160,000            17.31
Dan Maydan, President............................................       140,000            17.31
Sasson Somekh, Senior Vice President.............................        80,000            17.31
Gerald F. Taylor, Senior Vice President and Chief Financial
  Officer........................................................        80,000            17.31
David N. K. Wang, Group Senior Vice President....................        80,000            17.31
All executive officers, as a group...............................       540,000            17.31
All directors who are not executive officers, as a group,
  excluding Deborah A. Coleman(2)................................        36,000            33.27
Deborah A. Coleman(3)............................................        40,000            23.00
All employees who are not executive officers, as a group.........    12,695,618            21.32

---------------

(1) All options were granted with an exercise price equal to 100% of fair market value on the date of grant. On January 23, 1998, shares of the Company's Common Stock closed at $30.5625 on the Nasdaq National Market.

(2) Pursuant to the 1995 Plan's automatic, nondiscretionary formula, each non-employee director received an option for 6,000 shares, except for Ms. Coleman, who was not a member of the Board of Directors for the entire fiscal year, and is therefore not granted such option for the 1997 fiscal year.

(3) Ms. Coleman received an option to purchase 20,000 shares of the Company's Common Stock under the 1995 Plan, which automatically grants to each non-employee director on the date such director is for the first time elected or appointed to the Board of Directors, an option to purchase such shares. As provided in the 1995 Plan, this option was adjusted to include an additional 20,000 shares of the Company's Common Stock in order to reflect the Company's 100% stock dividend, effective October 13, 1997.

NONTRANSFERABILITY OF AWARDS

     Awards granted under the 1995 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, in the discretion of the Committee, a participant may designate one or more beneficiaries to receive any exercisable or vested Awards following his or her death.

TAX ASPECTS

     The following discussion is intended to provide an overview of the U.S. federal income tax laws which are generally applicable to Awards granted under the 1995 Plan as of the date of this Proxy Statement. People or entities in differing circumstances may have different tax consequences, and the tax laws may change in the future. This discussion is not to be construed as tax advice.

     A recipient of a stock option or SAR will not have taxable income on the date of grant. Upon the exercise of nonqualified options and SARs, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

     Purchase of shares upon exercise of an ISO will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition will either be capital gain or loss or ordinary income, depending upon how long the participant holds the shares. Any ordinary income recognized will be in the amount, if any, by which the lesser of (1) the fair market value of such shares on the date of exercise or (2) the amount realized from the sale, exceeds the exercise price.

     Upon receipt of restricted stock or a performance unit/share, the participant will not have taxable income unless he or she elects to be taxed. Absent such election, upon vesting the participant will recognize ordinary income equal to the fair market value of the shares or units at such time.

     The Committee may permit participants to satisfy tax withholding requirements in connection with the exercise or receipt of an Award by: (1) electing to have the Company withhold otherwise deliverable shares, or (2) delivering to the Company already-owned shares having a value equal to the amount required to be withheld.

     The Company generally will be entitled to a tax deduction for an Award in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Internal Revenue Code section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by section 162(m), including (1) the establishment of a maximum number of shares with respect to which Awards may be granted to any one employee during a specified time period, and (2) for restricted stock and performance units/shares, inclusion in the 1995 Plan of performance goals which must be achieved prior to payment. The 1995 Plan has been designed to permit the Committee to grant Awards which qualify as performance-based compensation.

AMENDMENT AND TERMINATION OF THE 1995 PLAN

     The Board generally may amend or terminate the 1995 Plan at any time and for any reason, but as required under Internal Revenue Code section 162(m), certain material amendments must be approved by stockholders.

     Approval of the proposed amendment requires the affirmative votes of a majority of shares present, in person or by proxy, at the Meeting and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT OF THE 1995 EQUITY INCENTIVE PLAN.

                   ITEM 3 -- AMENDMENT OF THE CERTIFICATE OF
               INCORPORATION TO AUTHORIZE ADDITIONAL COMMON STOCK

     Article FIFTH of the Company's Certificate of Incorporation presently authorizes the issuance of up to 500,000,000 shares of Common Stock, par value
 .01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share. The authorized Common Stock is all of a single class, with equal voting, distribution, liquidation and other rights. The Board now proposes an amendment of the Certificate of Incorporation in order to increase the number of shares of Common Stock authorized for issuance from 500,000,000 to 1,100,000,000.

     On September 11, 1997, the Company declared a two-for-one stock split in the form of a 100% stock dividend to the holders of Common Stock of record as of September 25, 1997, effective October 13, 1997. This 100% stock dividend depleted the pool of authorized but unissued shares of Common Stock by approximately 183,467,000 shares. As of January 23, 1998, approximately 366,266,000 shares were outstanding and approximately 53,404,000 shares were reserved for issuance under the Company's various employee benefit plans. Consequently, the Board considers it advisable to have the ability to issue shares for additional stock dividends (if any), public offerings (if any), acquisitions (if any) or other corporate purposes. Therefore, the Board deems it to be in the best interest of the Company to amend Article FIFTH of the Company's Certificate of Incorporation to authorize the issuance of up to 1,100,000,000 shares of Common Stock. If the proposed amendment is approved, the approximate number of authorized, unissued and unreserved shares will be approximately 680,330,000. Although no such action is currently being contemplated, this number of authorized, unissued and unreserved shares would permit the Board to declare another 100% stock dividend without necessitating another amendment to the Certificate of Incorporation.

     If this amendment is adopted, the additional shares of Common Stock may be issued by direction of the Board at such times, in such amounts and upon such terms as the Board may determine, without further approval of the stockholders unless, in any instance, such approval is expressly required by regulatory agencies or otherwise. Stockholders of the Company have no preemptive rights to purchase additional shares. The adoption of the amendment will not of itself cause any change in the capital accounts of the Company. However, the issuance of additional shares of Common Stock could dilute the existing stockholders' equity interest in the Company.

     Approval of the proposed amendment requires the affirmative votes of the holders of a majority of the outstanding Company shares.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of independent accountants of the Company recommended by the Audit Committee and selected by the Board of Directors for the current fiscal year is Price Waterhouse LLP. The Board of Directors expects that representatives of Price Waterhouse LLP will be present at the Annual Meeting of Stockholders, will be given an opportunity to make a statement at such meeting if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to bring any other business before the Annual Meeting of Stockholders and, as far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the Notice of Annual Meeting of Stockholders. However, as to any other business that may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                  STOCKHOLDER PROPOSALS -- 1999 ANNUAL MEETING

     Stockholders are entitled to present proposals for action at a forthcoming stockholders' meeting if they comply with the requirements of the proxy rules. Any proposals intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received at the Company's offices on or before October XX, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                          Donald A. Slichter
                                          Secretary

February XX, 1998
Santa Clara, California

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

        (LOGO)
         This Proxy Statement was printed on recycled paper.

                                                                      APPENDIX A











                             APPLIED MATERIALS, INC.

                           1995 EQUITY INCENTIVE PLAN

                           (As proposed to be amended

                                 March 17, 1998)

                                TABLE OF CONTENTS



                                                                                           Page
                                                                                           ----
SECTION 1      BACKGROUND, PURPOSE AND DURATION..............................................1

      1.1  Background and Effective Date.....................................................1

      1.2  Purpose of the Plan...............................................................1

SECTION 2       DEFINITIONS..................................................................1

      2.1  "1934 Act"........................................................................1

      2.2  "Affiliate".......................................................................1

      2.3  "Affiliated SAR"..................................................................1

      2.4  "Annual Revenue"..................................................................1

      2.5  "Award"...........................................................................2

      2.6  "Award Agreement".................................................................2

      2.7  "Board"...........................................................................2

      2.8  "Code"............................................................................2

      2.9  "Committee".......................................................................2

      2.10 "Company".........................................................................2

      2.11 "Consultant"......................................................................2

      2.12 "Controllable Profits"............................................................2

      2.13 "Customer Satisfaction MBOs"......................................................2

      2.14 "Director"........................................................................2

      2.15 "Disability"......................................................................2

      2.16 "Earnings Per Share"..............................................................2

      2.17 "Employee"........................................................................3

      2.18 "ERISA"...........................................................................3

      2.19 "Exercise Price"..................................................................3

      2.20 "Fair Market Value"...............................................................3

      2.21 "Fiscal Year".....................................................................3

      2.22 "Freestanding SAR"................................................................3

      2.23 "Grant Date"......................................................................3

      2.24 "Incentive Stock Option"..........................................................3

      2.25 "Individual MBOs".................................................................3

      2.26 "Net Income"......................................................................3

      2.27 "New Orders"......................................................................3

      2.28 "Nonemployee Director"............................................................4


                                TABLE OF CONTENTS
                                   (continued)



                                                                                           Page
                                                                                           ----
      2.29 "Nonqualified Stock Option".......................................................4

      2.30 "Option"..........................................................................4

      2.31 "Participant".....................................................................4

      2.32 "Performance Goals"...............................................................4

      2.33 "Performance Share"...............................................................4

      2.34 "Performance Unit"................................................................4

      2.35 "Period of Restriction"...........................................................4

      2.36 "Plan"............................................................................4

      2.37 "Pro Forma Net Income"............................................................4

      2.38 "Restricted Stock"................................................................4

      2.39 "Retirement"......................................................................5

      2.40 "Return on Designated Assets".....................................................5

      2.41 "Return on Sales".................................................................5

      2.42 "Rule 16b-3"......................................................................5

      2.43 "Section 16 Person"...............................................................5

      2.44 "Shares"..........................................................................5

      2.45 "Stock Appreciation Right"........................................................5

      2.46 "Subsidiary"......................................................................5

      2.47 "Tandem SAR"......................................................................5

      2.48 "Termination of Service"..........................................................5

SECTION 3       ADMINISTRATION...............................................................6

      3.1  The Committee.....................................................................6

      3.2  Authority of the Committee........................................................6

      3.3  Delegation by the Committee.......................................................6

      3.4  Nonemployee Director Options......................................................6

      3.5  Decisions Binding.................................................................6

SECTION 4       SHARES SUBJECT TO THE PLAN...................................................6

      4.1  Number of Shares..................................................................6

      4.2  Lapsed Awards.....................................................................7

      4.3  Adjustments in Awards and Authorized Shares.......................................7

SECTION 5       STOCK OPTIONS................................................................7

      5.1  Grant of Options..................................................................7

                                TABLE OF CONTENTS
                                   (continued)



                                                                                           Page
                                                                                           ----
      5.2  Award Agreement...................................................................7

      5.3  Exercise Price....................................................................7

             5.3.1 Nonqualified Stock Options................................................7

             5.3.2 Incentive Stock Options...................................................7

             5.3.3 Substitute Options........................................................8

      5.4  Expiration of Options.............................................................8

             5.4.1 Expiration Dates..........................................................8

             5.4.2 Death of Optionee.........................................................8

             5.4.3 Committee Discretion......................................................8

      5.5  Exercisability of Options.........................................................8

      5.6  Payment...........................................................................9

      5.7  Restrictions on Share Transferability.............................................9

      5.8  Certain Additional Provisions for Incentive Stock Options.........................9

             5.8.1 Exercisability............................................................9

             5.8.2 Termination of Service....................................................9

             5.8.3 Company and Subsidiaries Only.............................................9

             5.8.4 Expiration................................................................9

SECTION 6       STOCK APPRECIATION RIGHTS...................................................10

      6.1  Grant of SARs....................................................................10

             6.1.1 Number of Shares.........................................................10

             6.1.2 Exercise Price and Other Terms...........................................10

      6.2  Exercise of Tandem SARs..........................................................10

      6.3  Exercise of Affiliated SARs......................................................10

      6.4  Exercise of Freestanding SARs....................................................10

      6.5  SAR Agreement....................................................................11

      6.6  Expiration of SARs...............................................................11

      6.7  Payment of SAR Amount............................................................11

SECTION 7       RESTRICTED STOCK............................................................11

      7.1  Grant of Restricted Stock........................................................11

      7.2  Restricted Stock Agreement.......................................................11

      7.3  Transferability..................................................................11

      7.4  Other Restrictions...............................................................11

                                TABLE OF CONTENTS
                                   (continued)



                                                                                           Page
                                                                                           ----
             7.4.1 General Restrictions.....................................................12

             7.4.2 Section 162(m) Performance Restrictions..................................12

             7.4.3 Legend on Certificates...................................................12

      7.5  Removal of Restrictions..........................................................12

      7.6  Voting Rights....................................................................12

      7.7  Dividends and Other Distributions................................................12

      7.8  Return of Restricted Stock to Company............................................13

SECTION 8       PERFORMANCE UNITS AND PERFORMANCE SHARES....................................13

      8.1  Grant of Performance Units/Shares................................................13

      8.2  Value of Performance Units/Shares................................................13

      8.3  Performance Objectives and Other Terms...........................................13

             8.3.1 General Performance Objectives...........................................13

             8.3.2 Section 162(m) Performance Objectives....................................13

      8.4  Earning of Performance Units/Shares..............................................14

      8.5  Form and Timing of Payment of Performance Units/Shares...........................14

      8.6  Cancellation of Performance Units/Shares.........................................14

SECTION 9       NONEMPLOYEE DIRECTOR OPTIONS................................................14

      9.1  Granting of Options..............................................................14

             9.1.1 Initial Grants...........................................................14

             9.1.2 Ongoing Grants...........................................................14

      9.2  Terms of Options.................................................................15

             9.2.1 Option Agreement.........................................................15

             9.2.2 Exercise Price...........................................................15

             9.2.3 Exercisability...........................................................15

             9.2.4 Expiration of Options....................................................15

             9.2.5 Death of Director........................................................15

             9.2.6 Not Incentive Stock Options..............................................15

             9.2.7 Other Terms..............................................................15

SECTION 10      MISCELLANEOUS...............................................................15

      10.1 Deferrals........................................................................16

      10.2 No Effect on Employment or Service...............................................16

      10.3 Participation....................................................................16

                                TABLE OF CONTENTS
                                   (continued)



                                                                                           Page
                                                                                           ----
      10.4 Indemnification..................................................................16

      10.5 Successors.......................................................................16

      10.6 Beneficiary Designations.........................................................16

      10.7 Nontransferability of Awards.....................................................16

      10.8 No Rights as Stockholder.........................................................17

SECTION 11      AMENDMENT, TERMINATION, AND DURATION........................................17

      11.1 Amendment, Suspension, or Termination............................................17

      11.2 Duration of the Plan.............................................................17

SECTION 12      TAX WITHHOLDING.............................................................17

      12.1 Withholding Requirements.........................................................17

      12.2 Withholding Arrangements.........................................................17

SECTION 13      LEGAL CONSTRUCTION..........................................................18

EXECUTION ..................................................................................18

                             APPLIED MATERIALS, INC.
                           1995 EQUITY INCENTIVE PLAN

        APPLIED MATERIALS, INC., hereby adopts the Applied Materials, Inc. 1995 Equity Incentive Plan, effective as of December 7, 1994, as follows:


                                   SECTION 1
                        BACKGROUND, PURPOSE AND DURATION

        1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares. The Plan is effective as of December 7, 1994, subject to ratification by an affirmative vote of the holders of a majority of the Shares which are present in person or by proxy and entitled to vote at the 1995 Annual Meeting of Stockholders. Awards may be granted prior to the receipt of such vote, but such grants shall be null and void if such vote is not in fact received.

        1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (1) employees of the Company and its Affiliates, (2) consultants who provide significant services to the Company and its Affiliates, and (3) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company's shareholders.


                                    SECTION 2

                                   DEFINITIONS

        The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

        2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        2.2 "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

        2.3 "Affiliated SAR" means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

        2.4 "Annual Revenue" means the Company's or a business unit's net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

        2.5 "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

        2.6 "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

        2.7 "Board" or "Board of Directors" means the Board of Directors of the Company.

        2.8 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        2.9 "Committee" means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

        2.10 "Company" means Applied Materials, Inc., a Delaware corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Committee may determine that "Company" means Applied Materials, Inc. and its consolidated subsidiaries.

        2.11 "Consultant" means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

        2.12 "Controllable Profits" means as to any Fiscal Year, a business unit's Annual Revenue minus (a) cost of sales, (b) research, development, and engineering expense, (c) marketing and sales expense, (d) general and administrative expense, (e) extended receivables expense, and (f) shipping requirement deviation expense.

        2.13 "Customer Satisfaction MBOs" means as to any Participant, the objective and measurable individual goals set by a "management by objectives" process and approved by the Committee, which goals relate to the satisfaction of external or internal customer requirements.

        2.14 "Director" means any individual who is a member of the Board of Directors of the Company.

        2.15 "Disability" means a permanent and total disability within the meaning of Code section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

        2.16 "Earnings Per Share" means as to any Fiscal Year, the Company's Net Income or a business unit's Pro Forma Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding.

        2.17 "Employee" means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

        2.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

        2.19 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

        2.20 "Fair Market Value" means the last quoted per share selling price for Shares on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

        2.21 "Fiscal Year" means the fiscal year of the Company.

        2.22 "Freestanding SAR" means a SAR that is granted independently of any Option.

        2.23 "Grant Date" means, with respect to an Award, the date that the Award was granted.

        2.24 "Incentive Stock Option" means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

        2.25 "Individual MBOs" means as to a Participant, the objective and measurable goals set by a "management by objectives" process and approved by the Committee (in its discretion).

        2.26 "Net Income" means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

        2.27 "New Orders" means as to any Fiscal Year, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company's Order Recognition Policy.

        2.28 "Nonemployee Director" means a Director who is an employee of neither the Company nor of any Affiliate.

        2.29 "Nonqualified Stock Option" means an option to purchase Shares which is not intended to be an Incentive Stock Option.

        2.30 "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

        2.31 "Participant" means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

        2.32 "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Controllable Profits, (c) Customer Satisfaction MBOs, (d) Earnings Per Share, (e) Individual MBOs, (f) Net Income, (g) New Orders, (h) Pro Forma Net Income, (i) Return on Designated Assets, and (j) Return on Sales. The Performance Goals may differ from Participant to Participant and from Award to Award.

        2.33 "Performance Share" means an Award granted to a Participant pursuant to Section 8.

        2.34 "Performance Unit" means an Award granted to a Participant pursuant to Section 8.

        2.35 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion. Notwithstanding any contrary provision of the Plan, each Period of Restriction shall have a duration of not less than three years from the Grant Date unless otherwise approved by the holders of a majority of the Shares which are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders, or unless approved by the Committee at its discretion solely by reason of death, Disability, Retirement or major capital change.

        2.36 "Plan" means the Applied Materials, Inc. 1995 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

        2.37 "Pro Forma Net Income" means as to any business unit for any Fiscal Year, the Controllable Profits of such business unit, minus allocations of designated corporate expenses.

        2.38 "Restricted Stock" means an Award granted to a Participant pursuant to Section 7.

        2.39 "Retirement" means, in the case of an Employee, a Termination of Service by reason of the Employee's retirement at or after his or her normal retirement date under the Applied Materials, Inc. Employee Savings and Retirement Plan, or any successor plan. With respect to a Consultant, no Termination of Service shall be deemed to be on account of "Retirement." With respect to a Nonemployee Director, "Retirement" means termination of service on the Board at or after age 65.

        2.40 "Return on Designated Assets" means as to any Fiscal Year, the Pro Forma Net Income of a business unit, divided by the average of beginning and ending business unit designated assets, or Net Income of the Company, divided by the average of beginning and ending designated corporate assets.

        2.41 "Return on Sales" means as to any Fiscal Year, the percentage equal to the Company's Net Income or the business unit's Pro Forma Net Income, divided by the Company's or the business unit's Annual Revenue.

        2.42 "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

        2.43 "Section 16 Person" means a person who, with respect to the Shares, is subject to section 16 of the 1934 Act.

        2.44 "Shares" means the shares of common stock of the Company.

        2.45 "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, that pursuant to Section 7 is designated as an SAR.

        2.46 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        2.47 "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

        2.48 "Termination of Service" means (a) in the case of an Employee, a cessation of the employee-employer relationship between an employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; and (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate.

                                    SECTION 3

                                 ADMINISTRATION

        3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who both are (a) "disinterested persons" under Rule 16b-3, and (b) "outside directors" under section 162(m) of the Code.

        3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to
(a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards (other than the Options granted to Nonemployee Directors pursuant to Section 9), (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

        3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan's qualification under section 162(m) of the Code or Rule 16b-3.

        3.4 Nonemployee Director Options. Notwithstanding any contrary provision of this Section 3, the Board shall administer Section 9 of the Plan, and the Committee shall exercise no discretion with respect to Section 9. In the Board's administration of Section 9 and the Options granted to Nonemployee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

        3.5 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.


                                    SECTION 4

                           SHARES SUBJECT TO THE PLAN

        4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 55,200,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

        4.2 Lapsed Awards. If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

        4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, and 8.1, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. In the case of Options granted to Nonemployee Directors pursuant to Section 9, the foregoing adjustments shall be made by the Board, and any such adjustments also shall apply to the future grants provided by Section 9. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.


                                    SECTION 5

                                  STOCK OPTIONS

        5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 350,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

        5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

        5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

        5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

        5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

        5.3.3 Substitute Options. Notwithstanding the provisions of Sections
5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

        5.4 Expiration of Options.

        5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

              (a) The date for termination of the Option set forth in the written Award Agreement; or

              (b) The expiration of ten (10) years from the Grant Date; or

              (c) The expiration of one (1) year from the date of the Optionee's Termination of Service for a reason other than the Optionee's death, Disability or Retirement; or

              (d) The expiration of three (3) years from the date of the Optionee's Termination of Service by reason of Disability; or

              (e) The expiration of three (3) years from the date of the Optionee's Retirement (except as provided in Section

        5.8.2 regarding Incentive Stock Options). 5.4.2 Death of Optionee. Notwithstanding Section 5.4.1, if an Optionee dies prior to the expiration of his or her options, the Committee, in its discretion, may provide that his or her options shall be exercisable for up to three (3) years after the date of death.

        5.4.3 Committee Discretion. Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section
5.8.4 regarding Incentive Stock Options).

        5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. However, in no event may any Option granted to a
Section 16 Person be exercisable until at least six (6) months following the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

        5.6 Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

        As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

        5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

        5.8 Certain Additional Provisions for Incentive Stock Options.

        5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

        5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one
(1) year after the Participant's termination of employment on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement or the Committee permit later exercise.

        5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

        5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

                                    SECTION 6

                            STOCK APPRECIATION RIGHTS

        6.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

        6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 350,000 Shares.

        6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option. In no event shall an SAR granted to a Section 16 Person become exercisable until at least six (6) months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

        6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

        6.3 Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

        6.4 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine. However, no SAR granted to a Section 16 Person shall be exercisable until at least six (6) months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

        6.5 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

        6.6 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

        6.7 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

            (a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

            (b) The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.


                                   SECTION 7

                                RESTRICTED STOCK

        7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than 175,000 Shares of Restricted Stock.

        7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

        7.3 Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. However, in no event may the restrictions on Restricted Stock granted to a
Section 16 Person lapse prior to six (6) months following the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

        7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

        7.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable Federal or state securities laws, or any other basis determined by the Committee in its discretion.

        7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Code section 162(m), the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Code section 162(m) (e.g., in determining the Performance Goals).

        7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

           "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Applied Materials, Inc. 1995 Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Applied Materials, Inc."

        7.5 Removal of Restrictions. Except as otherwise provided in this
Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. Subject to the minimum Period of Restriction specified in Section 2.35, the Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

        7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

        7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

        With respect to Restricted Stock granted to a Section 16 Person, any dividend or distribution that constitutes a "derivative security" or an "equity security" under section 16 of the 1934 Act shall be subject to a Period of Restriction equal to the longer of: (a) the remaining Period of Restriction on the Shares of Restricted Stock with respect to which the dividend or distribution is paid; or (b) six (6) months.

        7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.


                                   SECTION 8

                    PERFORMANCE UNITS AND PERFORMANCE SHARES

        8.1 Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant shall receive Performance Units having an initial value greater than $3,000,000, and (b) no Participant shall receive more than 175,000 Performance Shares.

        8.2 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

        8.3 Performance Objectives and Other Terms. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met shall be called the "Performance Period." Performance Periods of Awards granted to Section 16 Persons shall, in all cases, exceed six (6) months in length (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). Each Award of Performance Units/Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

        8.3.1 General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable Federal or state securities laws, or any other basis determined by the Committee in its discretion.

        8.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as "performance-based compensation" under section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Code section 162(m), the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Code section 162(m) (e.g., in determining the Performance Goals).

        8.4 Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share; provided, however, that Performance Periods of Awards granted to
Section 16 Persons shall not be less than six (6) months (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

        8.5 Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

        8.6 Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.


                                    SECTION 9

                          NONEMPLOYEE DIRECTOR OPTIONS

        The provisions of this Section 9 are applicable only to Options granted to Nonemployee Directors. The provisions of Section 5 are applicable to Options granted to Employees and Consultants (and to the extent provided in Section 9.2.7, to Nonemployee Director Options).

        9.1 Granting of Options.

        9.1.1 Initial Grants. Each Nonemployee Director who first becomes a Nonemployee Director on or after the effective date of this Plan, automatically shall receive, as of the date that the individual first is appointed or elected as a Nonemployee Director, an Option to purchase 20,000 Shares.

        9.1.2 Ongoing Grants. Each Nonemployee Director who both (a) is a Nonemployee Director on the last business day of a Fiscal Year, and (b) has served as a Nonemployee Director for the entire Fiscal Year which includes such last business day, automatically shall receive, as of such last business day only, an Option to purchase 6,000 Shares.

        9.2 Terms of Options.

        9.2.1 Option Agreement. Each Option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement which shall be executed by the Optionee and the Company.

        9.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 9 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

        9.2.3 Exercisability. Each Option granted pursuant to Section 9.1.1 shall become exercisable as to 6,000 Shares on the first anniversary of the Grant Date, as to an additional 5,500 Shares on the second anniversary of the Grant Date, as to an additional 5,000 Shares on the third anniversary of the Grant Date, and as to the remaining 3,500 Shares on the fourth anniversary of the Grant Date. Each Option granted pursuant to Section 9.1.2 shall become exercisable as to 1,500 Shares on the first anniversary of the Grant Date, and as to an additional 1,500 Shares on each succeeding anniversary until 100% of the Shares subject to such Option have become exercisable. Notwithstanding the preceding, once an Optionee ceases to be a Director, his or her Options which are not exercisable shall not become exercisable.

        9.2.4 Expiration of Options. Each Option shall terminate upon the first to occur of the following events:

              (a) The expiration of five (5) years from the Grant Date; or

              (b) The expiration of seven (7) months from the date of the Optionee's termination of service as a Director for any reason other than the Optionee's death, Disability or Retirement; or

              (c) The expiration of one (1) year from the date of the Optionee's termination of service by reason of Disability or Retirement.

        9.2.5 Death of Director. Notwithstanding Section 9.2.4, if a Director dies prior to the expiration of his or her options in accordance with Section 9.2.4, his or her options shall terminate one (1) year after the date of his or her death.

        9.2.6 Not Incentive Stock Options. Options granted pursuant to this
Section 9 shall not be designated as Incentive Stock Options.

        9.2.7 Other Terms. All provisions of the Plan not inconsistent with this
Section 9 shall apply to Options granted to Nonemployee Directors; provided, however, that Section 5.2 (relating to the Committee's discretion to set the terms and conditions of Options) shall be inapplicable with respect to Nonemployee Directors.


                                   SECTION 10

                                  MISCELLANEOUS

        10.1 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

        10.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

        10.3 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

        10.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

        10.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

        10.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

        10.7 Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in
Section 10.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.

        10.8 No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).


                                   SECTION 11

                      AMENDMENT, TERMINATION, AND DURATION

        11.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. However, if and to the extent required to maintain the Plan's qualification under Rule 16b-3, any such amendment shall be subject to stockholder approval. In addition, as required by Rule 16b-3, the provisions of
Section 9 regarding the formula for determining the amount, exercise price, and timing of Nonemployee Director Options shall in no event be amended more than once every six (6) months, other than to comport with changes in the Code or ERISA. (ERISA is inapplicable to the Plan.) The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

        11.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 11.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after December 6, 2004.


                                   SECTION 12

                                 TAX WITHHOLDING

        12.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

        12.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by
(a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.


                                   SECTION 13

                               LEGAL CONSTRUCTION

        13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        13.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        13.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California.

        13.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.


                                   EXECUTION

        IN WITNESS WHEREOF, Applied Materials, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

                                       APPLIED MATERIALS, INC.




Dated: April 5, 1995                   By ______________________________________
                                           Title:  Secretary

                             APPLIED MATERIALS, INC.
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MARCH 17, 1998.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints James C. Morgan and Donald A. Slichter, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Applied Materials, Inc., to be held on Tuesday, March 17, 1998, at 3:00 p.m. and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:


                  (Continued and to be signed on reverse side)


STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             APPLIED MATERIALS, INC.

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
[                                                                              ]

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED PROPOSALS.

1.       ELECTION OF DIRECTORS

M.  Armacost,  D.  Coleman,   H. Dwight,   P. Gerdine,  T.  Kawanishi,   P. Low,
D. Maydan, J. Morgan, A. Stein


                                                  For All
               For           Withheld             Except
               [ ]             [ ]                  [ ]

INSTRUCTION:   To  withhold  authority  to vote  for any  individual
               Nominee, write that Nominee's name in the space provided below.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2.       To approve the amendment of the 1995 Equity Incentive Plan.

               For            Against             Abstain
               [ ]             [ ]                  [ ]


3.       To approve the amendment of the Company's Certificate of Incorporation.

               For            Against             Abstain
               [ ]             [ ]                  [ ]



THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE NINE NOMINEES FOR ELECTION AND FOR PROPOSALS 2 and 3. (Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)



                                           -----------------------------------


                                           -----------------------------------
                                           Signature(s)                 Date